Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com
DATE: Sept. 16, 2010

MEDIA CONTACT:	INVESTOR CONTACT:
Jeff Pounds	Sharna Reingold
(918) 573-3332	(918) 573-2078
Williams Updates Earnings, Capital Expenditure Guidance for 2010-12
TULSA, Okla. – Williams (NYSE: WMB) today announced updates to its earnings and capital expenditure guidance for 2010-12.
Steve Malcolm, Williams’ chairman, president and chief executive officer, will discuss the updated guidance in his presentation today at the Barclays Capital CEO Energy-Power Conference. His presentation is available for download at www.williams.com/investors.
“We are adjusting our outlook and earnings guidance to reflect the current state of the economy and commodity markets,” Malcolm said. “Despite the lower expected natural gas and NGL margins, we are still projecting steady earnings growth in 2010-12.
“We have demonstrated over the years that we are capable of seizing growth opportunities in a variety of commodity environments,” Malcolm said. “There are opportunities for growth across all of our businesses, and we will continue to pursue them with the same discipline that we always have.”
The new earnings guidance for 2010-12 reflects lower expected natural gas prices and lower expected natural gas liquid (NGL) margins. Additionally, the company is lowering its capital expenditure guidance for 2011-12, which will result in a slower rate of natural gas production growth during that time frame.
The company’s updated assumptions for certain energy commodity prices for 2010-12 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table.

Commodity Price Assumptions and Financial Outlook
As of Sept. 16, 2010

	2010						2011						2012
	Low		Mid		High		Low		Mid		High		Low		Mid		High

Natural Gas ($/MMBtu):
NYMEX	$4.35		$4.65		$4.95		$4.00		$5.00		$6.00		$4.30		$5.40		$6.50
Rockies	$3.80		$4.05		$4.30		$3.50		$4.40		$5.30		$3.90		$4.85		$5.80
Avg. San Juan/Mid-Continent	$4.05		$4.28		$4.50		$3.65		$4.58		$5.50		$4.00		$5.00		$6.00

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$73		$78		$83		$65		$80		$95		$67		$82		$97
Crude to Gas Ratio	16.8	x	16.8	x	16.8	x	15.8	x	16.0	x	16.3	x	14.9	x	15.3	x	15.6	x
NGL to Crude Oil Relationship	52%		51%		49%		52%		53%		53%		52%		54%		55%

Average NGL Margins ($ per gallon)	$0.49		$0.51		$0.53		$0.46		$0.58		$0.70		$0.42		$0.56		$0.69

Capital Expenditures (millions)
Williams Partners	$1,385		$1,520		$1,655		$830		$1,005		$1,180		$805		$980		$1,155
Exploration & Production	1,900		2,000		2,100		870		1,210		1,550		830		1,330		1,830
Other	150		175		200		370		420		470		500		550		600

Total Capital Expenditures (1)	$3,450		$3,700		$3,950		$2,075		$2,638		$3,200		$2,125		$2,850		$3,575

Cash Flow from Continuing Operations	$2,350		$2,525		$2,700		$2,200		$2,700		$3,200		$2,300		$3,000		$3,700

Adjusted Segment Profit (millions) (2)
Williams Partners	$1,360		$1,423		$1,485		$1,400		$1,583		$1,765		$1,500		$1,745		$1,990
Exploration & Production after MTM adj.	325		375		425		155		385		615		100		450		800
Other	175		183		190		160		190		220		185		223		260

Total Adjusted Segment Profit (3)	$1,875		$1,988		$2,100		$1,725		$2,163		$2,600		$1,800		$2,425		$3,050

Adjusted Diluted Earnings Per Share (4)	$1.00		$1.10		$1.20		$0.85		$1.25		$1.65		$0.95		$1.48		$2.00

(1)	Sum of the ranges for each business line may not match total range.

(2)	Adjusted Segment Profit is adjusted to remove items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and is a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.

(3)	Sum of the ranges for the business units does not match the consolidated total due to rounding and other adjustments.

(4)	Adjusted Diluted Earnings Per Share is adjusted to remove items considered unrepresentative of ongoing operations and the effect of mark-to-market accounting and is a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.
Non-GAAP Measures
This press release includes certain financial measures, adjusted diluted earnings per share and adjusted segment profit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted diluted earnings per share and adjusted segment profit exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Both measures provide investors meaningful insight into the company’s results from ongoing operations. This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company. Neither adjusted diluted earnings per share nor adjusted segment profit are intended to represent an alternative to diluted earnings per share or segment profit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Certain financial information in this press release is also shown including mark-to-market adjustments for certain hedges and other derivatives in Exploration & Production, such as adjusted diluted earnings per share and adjusted segment profit. This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses the mark-to-market adjustments to better reflect results on a basis that is more consistent with derivative portfolio cash flows and to aid investor understanding. The adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to these derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for these derivatives but does not substitute for actual cash flows.
About Williams (NYSE: WMB)
Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 80-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.
# # #
Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s annual reports filed with the Securities and Exchange Commission.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Earnings
(UNAUDITED)

	2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$(195)	$187	$(8)

Income (loss) from continuing operations — diluted earnings per common share	$(0.33)	$0.31	$(0.01)

Adjustments:

Williams Partners (WP)
Gain on sale of base gas from Hester storage field	$(5)	$(3)	$(8)
Involuntary conversion gain related to Ignacio	—	(4)	(4)
Involuntary conversion gain related Hurricane Ike	—	(7)	(7)
Gain on sale of Cameron Meadows	—	—	—
Restructuring transaction costs	—	—	—
Unclaimed property assessment accrual — TGPL	—	(1)	(1)
Unclaimed property assessment accrual — NWP	—	(1)	(1)

Total Williams Partners nonrecurring items	(5)	(16)	(21)

Exploration & Production (E&P)
Penalties from early release of drilling rigs	—	—	—
Impairments of certain natural gas properties	—	—	—
Depletion expense adjustment related to new guidance	—	—	—
Unclaimed property assessment accrual	—	2	2
Reserve for/(recovery of) receivables from bankrupt counterparty	—	—	—
Accrual for Wyoming severance taxes	—	—	—

Total Exploration & Production nonrecurring items	—	2	2

Other
(Gain)/Loss from Venezuela investment	—	(13)	(13)
Customer settlement gain	—	(6)	(6)

Total Other nonrecurring items	—	(19)	(19)

Adjustment included in segment profit (loss)	(5)	(33)	(38)

Adjustments below segment profit (loss)
Loss associated with Venezuela investment — E&P	—	—	—
Impairment of cost-based investment — Corporate	—	—	—
Reversal of litigation contingency — Corporate	—	—	—
Early debt retirement costs — Corporate	606	—	606
Acceleration of unamortized debt costs related to credit facility amendment — Corporate	3	—	3
Acceleration of unamortized debt costs related to credit facility amendment — Williams Partners	1	—	1
Restructuring transaction costs — Corporate	33	—	33
Restructuring transaction costs — Williams Partners	6	2	8
Allocation of Williams Partners’ nonrecurring items to noncontrolling interests	(4)	1	(3)

	645	3	648

Total adjustments	640	(30)	610
Less tax effect for above items	(242)	7	(235)
Adjustment reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation	11	—	11

Adjusted income from continuing operations available to common stockholders	$214	$164	$378

Adjusted diluted earnings per common share	$0.37	$0.28	$0.65

Weighted-average shares — diluted (thousands)	583,929	592,498	584,173

Note:	The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Non-GAAP Reconciliation
Segment Profit Guidance – Reported to Adjusted

Dollars in millions	2010 Guidance			2011 Guidance			2012 Guidance
	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported Segment Profit:
Williams Partners (WPZ)	1,381	1,444	1,506	1,400	1,583	1,765	1,500	1,745	1,990
Exploration & Production (incl. Gas Mkt)	348	398	448	150	380	610	100	450	800
Other	194	202	209	160	190	220	185	223	260

Total Reported Segment Profit	1,938	2,051	2,163	1,720	2,158	2,595	1,800	2,425	3,050

Adjustments:
Gain on sale of base gas from Hester storage field	(8)	(8)	(8)	—	—	—	—	—	—
Involuntary conversion gain related to Hurricane Ike	(7)	(7)	(7)	—	—	—	—	—	—
Involuntary conversion gain related to Ignacio	(4)	(4)	(4)	—	—	—	—	—	—
Unclaimed property assessment accrual	(2)	(2)	(2)	—	—	—	—	—	—

Total Adjustments — Williams Partners (WPZ)	(21)	(21)	(21)	—	—	—	—	—	—

Unclaimed property assessment accrual	2	2	2	—	—	—	—	—	—

Total Adjustments — Exploration & Production	2	2	2	—	—	—	—	—	—

Gain from Venezuela investment	(13)	(13)	(13)	—	—	—	—	—	—
Aux Sable breach of contract settlement gain	(6)	(6)	(6)	—	—	—	—	—	—

Total Adjustments — Other	(19)	(19)	(19)	—	—	—	—	—	—

Total Adjustments	(38)	(38)	(38)	—	—	—	—	—	—

Mark-to-Market Adjustment	(25)	(25)	(25)	5	5	5	—	—	—

Adjusted Segment Profit:
Williams Partners (WPZ)	1,360	1,423	1,485	1,400	1,583	1,765	1,500	1,745	1,990
Exploration & Production after MTM adj.	325	375	425	155	385	615	100	450	800
Other	175	183	190	160	190	220	185	223	260

Total Adjusted Segment Profit	1,875	1,988	2,100	1,725	2,163	2,600	1,800	2,425	3,050

Non-GAAP Reconciliation
Forecast Reported Income from Continuing Operations Adjustments to Adjusted Diluted Earnings Per Share

Dollars in millions, except per-share amounts	2010	2011	2012
Reported income from continuing operations	$229 - 349	$505 - 985	$575 - 1,210
Adjustments — pretax	610	—	—
Less taxes	224	—	—

Adjustments — after tax	386	—	—
Adjusted income from continuing ops	615 - 735	505 - 985	575 - 1,210
Adjusted EPS before MTM	$1.03 - 1.23	$0.84 - 1.64	$0.95 - 2.00
Mark-to-market adjustment (pretax)	(25)	5	—
Less taxes @ 39%	(10)	2	—

Mark-to-market adjustment after tax	(15)	3	—
Adjusted Inc. from cont ops after MTM adj.	600 - 720	508 - 988	575 - 1,210
Adjusted Diluted EPS	$1.00 - 1.20	$0.85 - 1.65	$0.95 - 2.00